                                                                    EXHIBIT 10.4


          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                        DEVELOPMENT AND LICENSE AGREEMENT


         This Development and License Agreement (the "Agreement"), dated the 31st day of July, 2001, is by and among Becton, Dickinson and Company, a corporation organized and existing under the laws of New Jersey and having its principal office at 1 Becton Drive, Franklin Lakes, New Jersey 07417 ("BD"), TriPath Imaging, Inc., a corporation organized and existing under the laws of Delaware and having its principal office at 780 Plantation Drive, Burlington, North Carolina 27215 ("TriPath"), and TriPath Oncology, Inc., a corporation organized and existing under the laws of Delaware and a wholly-owned subsidiary of TriPath, having its principal office at 780 Plantation Drive, Burlington, North Carolina 27215 ("Newco").

                                  INTRODUCTION

         1. TriPath possesses certain technology relating to image analysis for cell and tissue disease diagnosis and monitoring.

         2. TriPath has established Newco as a subsidiary for the purpose of developing oncology assays and instrumentation and providing laboratory services.

         3. BD is engaged in the business of, among other things, discovering, developing and marketing diagnostic products.

         4. BD is a party to that certain Collaboration and License Agreement, dated as of February 21, 1999, as amended, by and between BD and Millennium Pharmaceuticals, Inc., a Delaware corporation ("MPI"), as successor to Millennium Predictive Medicine, Inc. (the "BD/MPI Collaboration Agreement"), as further amended by the Third Amendment of Collaboration and License Agreement of even date herewith between BD and MPI (the "Third Amendment"), for the purpose of discovering and commercializing novel diagnostic and pharmacogenomic products.

         5. BD wishes to engage Newco to, among other things, develop diagnostic and pharmacogenomic products resulting from the Research Program under the BD/MPI Collaboration Agreement.

         NOW, THEREFORE, BD, TriPath and Newco agree as follows:

                                    Article I
                                   Definitions

         Capitalized terms used herein which are not otherwise defined shall have the same meanings as are assigned to them in the BD/MPI Collaboration Agreement. When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

         Section 1.1 "Affiliate" means any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interests with the power to direct the management and policies of such non-corporate entities.

         Section 1.2 "Agreement Year" means (a) the period beginning on the Effective Date and ending on September 30, 2001 (the "First Agreement Year"), and (b) each succeeding twelve (12) month period thereafter during the Development Program.

         Section 1.3 "Assays" means formatted reagents for conducting a diagnostic or pharmacogenomic test using (i) an instrument(s) owned by Newco, or to which Newco otherwise has access, and/or (ii) any other platform(s) designated by the BD/Newco Joint Steering Committee.

         Section 1.4 "BD/MPI Joint Steering Committee" means the Joint Steering Committee established and maintained under the BD/MPI Collaboration Agreement.

         Section 1.5 "Becton Dickinson Intellectual Property" means Becton Dickinson Program Intellectual Property and Becton Dickinson Non-Program Intellectual Property, collectively.

         Section 1.6 "Becton Dickinson Non-Program Intellectual Property" means Becton Dickinson Non-Program Know-How and Becton Dickinson Non-Program Patent Rights, collectively.

         Section 1.7 "Becton Dickinson Non-Program Know-How" means any Know-How other than Becton Dickinson Program Know-How that is utilized in the research, development and/or commercialization of Program Products, and is owned or controlled by, or licensed to, BD and to which BD has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party, provided however that, Becton Dickinson Non-Program Know-How does not include MPMx Program Know-How.

         Section 1.8 "Becton Dickinson Non-Program Patent Rights" means a Patent Right (a) that covers Becton Dickinson Non-Program Know-How, (b) that is owned or controlled by, or is licensed to BD, and (c) to which BD has the right to grant a license or sublicense without violating the terms of any agreement with a third party.

         Section 1.9 "Change of Control" means (a) a merger, consolidation or other transaction or series of related transactions as a result of which persons who were shareholders of a Party immediately prior thereto would not immediately thereafter beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) at least fifty percent (50%) of the combined voting power of such Party or the surviving entity immediately after such transaction; or (b) any one person or group, as such terms are used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than any trustee or


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

other fiduciary holding securities under an employee benefit plan of such Party), together with any of such person's "affiliates" or "associates", as such terms are used in the Exchange Act, becoming the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) any sale of all or substantially all of the assets of such Party, in one transaction or a series of related transactions.

         Section 1.10 "Confidential Information" means all Know-How or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such Know-How or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing, (a) all TriPath Program Intellectual Property, Newco Program Intellectual Property and Becton Dickinson Intellectual Property shall constitute Confidential Information and (b) Know-How or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (i) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the Know-How or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or
(ii) such Know-How or other information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties pursuant to this Agreement.

         Section 1.11 "Development Plan" means (a) the research and development plan to be undertaken in the Development Program during the First Agreement Year, which is attached as Exhibit A to this Agreement, and (b) each development plan established for subsequent Agreement Years by the BD/Newco Joint Steering Committee, as each such plan may be updated or amended pursuant to Section 2.3(b).

         Section 1.12 "Development Program Director" means the person appointed by BD or Newco to serve as such Party's principal coordinator and liaison for the Development Program. The Development Program Director appointed by BD is referred to as the "BD Development Program Director," and the Development Program Director appointed by Newco is referred to as the "Newco Development Program Director."

         Section 1.13 "Effective Date" means the date on which the last of the conditions set forth in Article XI shall have been fulfilled or waived.

         Section 1.14 "Executive Officers" means the Chief Executive Officer of BD (or a senior executive officer of BD designated by BD) and the President of TriPath (or a senior executive officer of TriPath designated by TriPath).

         Section 1.15 "Know-How" means any information, inventions, copyrights, trade secrets, data or materials, and software.


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

         Section 1.16 "Marker" means any reagent, including without limitation, DNA, RNA, protein or antibody, which is suggested by scientific data to be of potential use as a Diagnostic Product in the human disease of [*****] or a component thereof. Marker shall include Marker Derivative.

         Section 1.17 "Marker Derivative" means, as to a given Marker, a derivative, improvement, new use or modification of such Marker, including without limitation, any extension of a DNA, RNA or protein marker, or any segment of a Marker.

         Section 1.18 "Net Sales" means the gross amount invoiced by BD and/or its Affiliates and/or sublicensees, or by Newco and/or TriPath and/or their respective Affiliates and/or sublicensees, as the case may be, (a) [*****], or (b) [*****]:

         a.       [*****]; and

         b.       [*****].

         It is understood by BD, TriPath and Newco that a Program Product may be sold under a reagent rental agreement, or analogous agreement, where a purchaser is provided an instrument for use in conjunction with a Program Product and the costs associated with the placement and use of the instrument are not separately billed, but instead represent some portion of the purchase price of the Program Product, such that the transaction does not enable a determination of the Net Sales solely with respect to a Program Product. In such event, the Net Sales for those units of such a particular Program Product which are sold on a reagent rental or analogous basis shall be calculated by [*****].

         If no Program Products are sold other than under a reagent rental agreement or analogous basis during the period for which Net Sales is being calculated, then the Net Sales for purposes of determining royalty payments shall be the Net Sales [*****], that [*****] being established in accordance with U.S. GAAP.

         In the event Program Products are sold together with other products at a single price, or a Program Product is configured as a combination package containing other products which do not interact with the Program Validated Marker to [*****], such single price shall be [*****].

         All such amounts as described in this Section 1.18 shall be determined from the books and records of BD and its Affiliates and/or sublicensees, or Newco and TriPath and their respective Affiliates and/or sublicensees, as the case may be, maintained in accordance with U.S. GAAP.

         Section 1.19 "Newco Program Intellectual Property" means Newco Program Know-How and Newco Program Patent Rights, collectively.

         Section 1.20 "Newco Program Know-How" means any Know-How that (a) is developed using MPMx Program Intellectual Property or Becton Dickinson Intellectual Property, (b) either (i) Newco or TriPath develops or acquires in the course of the Research Program


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and/or the Development Program, or (ii) Newco or TriPath develops or acquires during the term of, but not in the course of, the Research Program and/or the Development Program, and (c) is owned or controlled by, or licensed to Newco or TriPath and to which Newco or TriPath has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party; provided that Newco Program Know-How shall not include Newco/MPI Joint Program Know-How.

         Section 1.21      "Newco Program Patent Rights" means a Patent Right
(a) that covers Newco Program Know-How, (b) that is owned or controlled by, or is licensed to Newco or TriPath, and (c) to which Newco or TriPath has the right to grant a license or sublicense without violating the terms of any agreement with a third party.

         Section 1.22 "Newco Sublicense Agreement" means the Sublicense Agreement by and among BD, TriPath and Newco dated as of the date hereof.

         Section 1.23 "Non-Cervical Screening Product" means a Screening Product in a Disease Area other than cervical cancer.

         Section 1.24 "Party" means BD, TriPath or Newco; "Parties" means any combination of two or more of BD, TriPath and Newco, as the context indicates. As used in this Agreement, references to "third parties" do not include a Party or its Affiliates.

         Section 1.25 "Patent Rights" means a U.S. and/or foreign patent or patent application and all divisions, continuations, continuations-in-part, reissues, reexaminations and extensions thereof, in whole or in part.

         Section 1.26 "Reference Laboratory Services" means any service that utilizes a Program Product to obtain information that is reported to a third party for which the provider of the service receives financial consideration.

         Section 1.27 "Screening Product" shall have the meaning set forth in the BD/MPI Collaboration Agreement. Screening Product shall include any serum based monitoring assay used to assess therapeutic responses.

         Section 1.28 "Transitional Services Agreement" means the Transitional Services Agreement by and among BD, TriPath and Newco dated as of the date hereof.

         Section 1.29 "TriPath License Agreement" means the License and Intellectual Property Access Agreement by and between BD and TriPath dated as of the date hereof.

         Section 1.30 "TriPath Program Intellectual Property" means TriPath Program Know-How and TriPath Program Patent Rights, collectively.


         Section 1.31 "TriPath Program Know-How" means any Know-How that is utilized in the research, development and/or commercialization of Program Products or a Viable Platform, and is owned or controlled by, or licensed to, TriPath and to which TriPath has the right to grant licenses or sublicenses without violating the terms of any agreement with a third party provided that TriPath Program Know-How shall not include Newco Program Know-How.


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

         Section 1.32      "TriPath Program Patent Rights" means a Patent Right
(a) that covers TriPath Program Know-How, (b) that is owned or controlled by, or licensed to, TriPath, and (c) to which TriPath has the right to grant a license or sublicense without violating the terms of any agreement with a third party.

         Section 1.33 "Viable Platform" means a semi or fully automated instrument used to detect and/or measure clinically relevant analyte(s) of test specimens, which instrument is (a) available to Newco for use with Program Products (including, to the extent applicable, the receipt by Newco of all licenses from third-parties required to commercialize Program Products using such instrument), and (b) determined by the BD/MPI Joint Steering Committee to be suitable for use with Program Products.

         Section 1.34 Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:


Definition                                                  Section
----------                                                 ---------
"1974 Convention"                                               12.4
"ADR"                                                           10.1
"ASR"                                                            3.1(b)
"BD Development Program Director"                               1.13
"BD Gene"                                                        7.1
"BD Indemnified Parties"                                        12.1(b)
"BD/Newco Joint Steering Committee"                              2.1(a)
"BD Representatives"                                             2.1(c)
"Breaching Party"                                                9.3
[*****]                                                          4.2(b)
"CPR"                                                      Exhibit D
"Development Milestones"                                         2.3
"First Agreement Year"                                           1.2
"Infringing Activity"                                            5.3(b)
"Invalidity Claim"                                               5.4(b)
"Licensed Intellectual Property"                                 8.5(e)
[*****]                                                          4.2(b)
[*****]                                                          4.2(b)
[*****]                                                          4.2(b)
"Newco Indemnified Parties"                                     12.1(a)
"Newco Inventions"                                               5.1(a)
"Newco Development Program Director"                            1.13
"Non-Breaching Party"                                            9.3
[*****]                                                          3.1(b)

                                   Article II
                               Development Program

         Section 2.1       BD/Newco Joint Steering Committee.

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         a.       Composition; Responsibilities. BD and Newco shall establish a joint steering committee (the "BD/Newco Joint Steering Committee"), comprised of
(i) [*****] representatives of BD and [*****] representatives of Newco, [*****]. Each Party shall make its designation of its representatives not later than thirty (30) days after the Effective Date. Each Party shall use reasonable efforts to designate as its representatives individuals that shall have the requisite experience and knowledge to oversee the Development Program. The BD/Newco Joint Steering Committee shall meet within forty-five (45) days after the Effective Date and, thereafter, at least quarterly during the course of the Development Program or until termination of this Agreement, if earlier, to (i) [*****] of the Development Program, (ii) [*****] to be prepared [*****] for the Development Program for each Agreement Year following the First Agreement Year, including the Development Milestones (as herein defined) set forth therein, and any [*****], (iii) [*****] for the Development Program, (iv) [*****] set under the BD/MPI Collaboration Agreement, (v) [*****] for Program Products, [*****],
(vi) subject to Section 2.4, [*****], (vii) [*****] under Section 2.4 of the BD/MPI Collaboration Agreement, (viii) consider and act upon such other matters as are specified in this Agreement, (ix) [*****], if any, pursuant to Section
2.4 of the BD/MPI Collaboration Agreement and (xi) attempt to [*****] this Agreement that may arise between BD and Newco. The location of such meetings of the BD/Newco Joint Steering Committee shall alternate between New Jersey and North Carolina, or as otherwise agreed by the Parties. The BD/Newco Joint Steering Committee may also meet by means of a telephone conference call. Either BD or Newco may change any one or more of its representatives to the BD/Newco Joint Steering Committee at any time upon notice to the other Party. Each of BD and Newco shall use reasonable efforts to cause its representatives to attend the meetings of the BD/Newco Joint Steering Committee. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative. In addition, each of BD and Newco may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors (provided they are engaged under obligations of confidentiality) to attend the meetings of the BD/Newco Joint Steering Committee to, among other things, review and discuss the Development Program and its results.

                  b.       Decision Making.

                           i.       In general, matters to be agreed upon or
approved by BD and Newco shall be referred to the BD/Newco Joint Steering Committee. Upon five business days written notice, either Party may convene a special meeting of the BD/Newco Joint Steering Committee for the purpose of resolving disputes. All decisions of the BD/Newco Joint Steering Committee (including, without limitation, resolution of disputes) shall be made [*****].

                           ii.      Each Executive Officer shall have the right
to engage the services of any number of independent experts in the field in question (each individual so engaged by each Executive Officer to be engaged under obligations of confidentiality and [*****].

                           iii.     [*****].

                           iv.      Subject to subsection (c) below and
notwithstanding any other provision contained in this Section 2.1 to the contrary, [*****], including without limitation,


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decisions regarding the Performance Specifications and the Viable Platform, and
the resolution of any disputes pursuant to the deadlock and dispute resolution provisions of the BD/MPI Collaboration Agreement, and [*****] and the resolution of any such disputes.

                  c. BD/MPI Joint Steering Committee. BD shall have a nominee of Newco admitted as a representative of BD on the BD/MPI Joint Steering Committee, and shall also appoint a nominee of Newco as BD's Program Director under the Research Program (the BD employees and Newco nominees on the BD/MPI Joint Steering Committee being referred to herein collectively as the "BD Representatives"). The BD/Newco Joint Steering Committee shall determine, in accordance with the procedures set forth in this Section 2.1, how the BD Representatives shall vote on all matters brought to a vote of the BD/MPI Joint Steering Committee and no BD Representatives shall vote on any such matters brought to a vote of the BD/MPI Joint Steering Committee until the BD/Newco Joint Steering Committee has made such a determination; provided, that in the event pursuant to Section 2.1, the BD/Newco Joint Steering Committee and the Executive Officers shall fail to agree on how the BD Representatives shall vote on the BD/MPI Joint Steering Committee with respect to adjustments to or allocations of the Funding Amount pursuant to Section 4.5 of the BD/MPI Collaboration Agreement, then [*****] with respect to such matters (it being the agreement of the Parties, however, that BD shall not fail to pay MPI the full Funding Amount (approximately [*****] of which remains to be allocated by the BD/MPI Joint Steering Committee for the Fourth Contract Year and later Contract Years plus an Additional Payment of [*****] pursuant to Section 4.2 of the BD/MPI Collaboration Agreement) or pay less than the minimum Funding Amount for the Second, Third and Fourth Contract Years without the prior written consent of Newco, which consent shall not be unreasonably withheld).

         Section 2.2       Research and Development Programs. Subject to Section
2.1 and in reliance upon the representations, warranties and covenants under
Article 8 of this Agreement, Newco hereby agrees to assume BD's obligations under the Research Program and the Development Program pursuant to the BD/MPI Collaboration Agreement, including without limitation, undertaking those obligations of BD set out in Sections 2.7(c) and 2.10 of the BD/MPI Collaboration Agreement with respect to the Research Program and Development Program, respectively.

         Section 2.3       Management of Development Program.

                  a. Development Program Directors. BD and Newco shall each appoint a Development Program Director prior to the Effective Date. Each Party shall have the right to designate a different Development Program Director. The Development Program Directors shall jointly oversee the conduct of the Development Program and shall be responsible for, among other things, [*****].

                  b. Development Plan. Newco shall undertake the Development Program during the Program Term in accordance with the Development Plan. The Development Plan shall set forth the development goals and specific quarterly development milestones (the "Development Milestones") for the Development Program during each Agreement Year. Newco shall prepare the Development Plan for each Agreement Year following the First Agreement


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Year. The Development Program Directors shall periodically review the
Development Plan and [*****], as well as any proposed revised development goals or Development Milestones for the Development Plan. [*****] an expeditious basis.

         Section 2.4       Commercialization.

                  a. Commercialization Issues. The BD/Newco Joint Steering Committee shall review issues regarding the manufacturing (including without limitation, the transfer pricing between the Parties for assays and instruments, to the extent applicable), marketing, promotion, sale and distribution of Program Products in the Territory, subject to any rights of MPI pursuant to
Section 2.11(a) of the BD/MPI Collaboration Agreement, and to Section 19 of the Third Amendment. Without limiting the generality of the foregoing, [*****] (subject to the receipt of any necessary consent or approval under the BD/MPI Collaboration Agreement), [*****] (provided, that in no event shall a Party be required to commercialize any Program Product if such Party determines it does not wish to commercialize such Program Product). In furtherance thereof, [*****]. Without in any way limiting the generality of the foregoing, unless Newco otherwise agrees in writing, Newco shall be present at any discussions with any third party for potential rights to develop and/or commercialize any Program Product which is a Screening Product. Notwithstanding the foregoing, in the event any license granted hereunder by BD relating to any Exclusive Product Area or Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity is terminated or converted to non-exclusive pursuant to Sections 2.7 or 2.9, in either case with respect to the Territory or a Major Market, then [*****].

                  b. Product Labeling. Newco and TriPath acknowledge that MPI has certain rights under the BD/MPI Collaboration Agreement (i) to have its name and logo (or any successor name and logo) on the product label for Program Products, and to have all written materials associated with each Program Product indicate that the Program Product was developed with the use of MPI technology, and (ii) to monitor the quality of such Program Products, and each of Newco and TriPath agrees to comply with such provisions of the BD/MPI Collaboration Agreement to the extent it markets and sells any Program Product.

         Section 2.5       [Intentionally omitted]

         Section 2.6       Newco Development Diligence Obligations.

                  a. General Obligation. In furtherance of Section 2.2, Newco agrees to comply with the diligence obligations set forth in Section 2.12 of the BD/MPI Collaboration Agreement; provided, that (i) BD and Newco acknowledge and agree, that to the extent there are any obligations set forth in
Section 2.12 of the BD/MPI Collaboration Agreement pertaining to the commercialization of Program Products, the obligations of Newco under this
Section 2.6 shall be subject to [*****] pursuant to Section 2.4, (ii) the time periods for performing Newco's diligence obligations may be adjusted by the BD/Newco Joint Steering Committee as a result of any determinations made by the BD/Newco Joint Steering Committee pursuant to Section 2.4, and (iii) the time periods for performing Newco's diligence obligations may be extended in the event the BD/MPI Joint Steering Committee has extended the time allotted to meet the applicable diligence benchmark under the BD/MPI Collaboration Agreement. Notwithstanding


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the foregoing, Newco shall have no obligation to comply with any diligence obligations added to or modified in the BD/MPI Collaboration Agreement after the Effective Date of this Agreement unless Newco has agreed in advance to such additions or modifications, and BD hereby agrees not to add to or modify any such obligations in the BD/MPI Collaboration Agreement without the prior written consent of Newco, which consent shall not be unreasonably withheld.

                  b. Progress Reports. Newco shall provide BD with reports as required by Sections 2.12(c) and 2.13 of the BD/MPI Collaboration Agreement.

         Section 2.7 Failure to Meet Development Milestones. In the event that BD does not believe that Newco has met any Development Milestones set forth in the Development Plan, and as a result of such failure, BD believes that there is a substantial risk that any of the diligence obligations set forth in the BD/MPI Collaboration Agreement will not be met with respect to any Exclusive Product Area or Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity, then the following provisions shall apply:

                  (a) Notice; Determination; Effects. BD shall notify Newco in writing to that effect. If Newco shall disagree with BD's determinations, [*****], pursuant to Section 2.1. If the BD/Newco Joint Steering Committee or the Executive Officers resolve the dispute in favor of BD, or are unable to resolve the dispute in the time allotted in Section 2.1, then, at the election of BD, and upon notification by BD to Newco, BD may [*****] to any Program Products relating to such Exclusive Product Area or Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity[*****] either enters into an agreement with any third party for the further development and/or commercialization of Program Products for which royalties are due to Newco from BD hereunder or develops such Program Products itself, [*****].

                  (b) Exceptions to BD's Right to Terminate or Convert to Non-Exclusive.

                           (i)      Reasonable Efforts. Notwithstanding the
foregoing, BD shall have no right to [*****] as contemplated in paragraph (a) above if each of the following conditions are met: (1) Newco can demonstrate that it has used commercially reasonable efforts in the development and commercialization of Program Products up until the time of the failure to meet the Development Milestones [*****], to a revised date (in no event later than six months after the failure unless it is necessary to restart the relevant clinical trials, in which event such date as shall be agreed upon by the BD/Newco Joint Steering Committee) by which Newco shall meet such Development Milestones; and (3) Newco achieves the Development Milestones by such revised date [*****].

                           (ii)     Transitional Services Agreement Related
Causes. Furthermore and notwithstanding anything in Section 2.7 to the contrary, BD shall have no right to [*****] as contemplated in Section 2.7(a) above (or following the revised date established under Section 2.7(b) above) if Newco's failure to meet the Development Milestones [*****] is caused (directly or indirectly) by [*****] (as such terms are defined in the Transitional Services Agreement), [*****] (as defined in the Transitional Services Agreement), during the term of the Transitional Services Agreement, regardless of whether or not any such [*****] is due to any fault of BD or MPI, and provided that any such [*****] is not due to the fault of Newco. In such event, the BD/Newco Joint Steering Committee shall extend the time by which Newco shall be required to


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complete such Development Milestones under Section 2.7, which extension period shall be no shorter than the period for which the [*****], as applicable.

                           (iii)    Breach by BD or MPI. Notwithstanding
anything in Section 2.7(a) to the contrary, BD shall have no right to [*****] as contemplated in paragraph (a) above if Newco's failure to meet the Development Milestones [*****] is caused (directly or indirectly) by [*****], as the case may be.

         Section 2.8 Regulatory Matters. Newco will own all regulatory filings relating to Program Products. [*****] all such regulatory filings and related data developed as part of any clinical trials which are required to obtain regulatory or other approval to manufacture, market and sell Program Products in the Territory. In addition, [*****] participate in the preparation of any application or other submission for regulatory or other approvals, to attend all preparatory and regulatory meetings with the FDA or any foreign regulatory agencies concerning any applications or submissions for regulatory or other approvals, and to otherwise participate in the process for obtaining regulatory or other approvals. Newco acknowledges that MPI has certain rights under the BD/MPI Collaboration Agreement to review such submissions and attend such meetings, and Newco agrees to comply with such provisions of the BD/MPI Collaboration Agreement. In the event that BD has a right to terminate and does terminate any or all of the licenses granted to Newco pursuant to Section 3.1 with respect to any Program Products, [*****].

         Section 2.9 Newco Sublicense Agreement. In the event any sublicense granted under the Newco Sublicense Agreement terminates or is terminated, [*****], with respect to any Program Products relating to an Exclusive Product Area or Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity pursuant to Sections 2.5 or 8.4 of the Newco Sublicense Agreement, either for all purposes or only with respect to a Major Market, any license granted by BD pursuant to Article III hereof with respect to such Program Products shall likewise terminate [*****]. In the event of a termination, all sublicenses granted to third parties by Newco pursuant to Section 3.1(f) shall also terminate, and the provisions of Section 2.7 regarding the [*****] in the event of a termination of any license shall apply.

                                   Article III
                                 Grant of Rights

         Section 3.1       BD Grants.

                  a. Research Licenses. BD hereby grants to Newco a [*****] right and license in the Territory, [*****], under the Becton Dickinson Intellectual Property, to (i) make and use Program Candidate Markers and Program Validated Markers in the course of the Research Program [*****] for Newco to undertake BD's responsibilities as set forth in the Research Plan and (ii) make and use Program Validated Markers in the course of the Development Program [*****] for Newco to undertake BD's responsibilities as set forth in the Development Program.

                  b.       Product Commercialization Licenses.


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                           (i)      BD hereby grants to Newco [*****] right and
license in the Territory, [*****], under the Becton Dickinson Intellectual Property, to make and use (A) any Program Diagnostic Product that has not received FDA Approval for the purpose of Newco providing Reference Laboratory Services inside any Exclusive Non-Colon Product Area, and (B) any Program Diagnostic Product that has not received FDA Approval and that contains a Program Validated Marker controlled by a Party that was developed for an Exclusive Non-Colon Product Area for the purpose of Newco providing Reference Laboratory Services inside the Disease Area that includes such Exclusive Non-Colon Product Area.

                           (ii)     BD hereby grants to Newco [*****] right and
license in the Territory, without the right to grant sublicenses except as provided in Section 3.1(f), under the BD Intellectual Property, to make and use any Program Pharmacogenomic Product that has not received FDA Approval for the purpose of Newco providing Reference Laboratory Services to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                           (iii)    BD hereby grants to Newco [*****] right and
license in the Territory, [*****], under the Becton Dickinson Intellectual Property, to make and use (A) any Program Diagnostic Product that has received FDA Approval for the purpose of Newco providing Reference Laboratory Services inside any Exclusive Non-Colon Product Area, and (B) any Program Diagnostic Product that has received FDA Approval and that contains a Program Validated Marker controlled by a Party that was developed for an Exclusive Non-Colon Product Area for the purpose of Newco providing Reference Laboratory Services inside the Disease Area that includes such Exclusive Non-Colon Product Area.

                           (iv)     BD hereby grants to Newco [*****] right and
license in the Territory, [*****], under the BD Intellectual Property, to make and use any Program Pharmacogenomic Product that has received FDA Approval for the purpose of Newco providing Reference Laboratory Services to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                           (v)      BD hereby grants to each of Newco and
TriPath a [*****] right and license in the Territory, [*****], under the Becton Dickinson Intellectual Property, to make, use, import, offer to sell and sell
(A) any Program Diagnostic Product that is a Staging Product that has received FDA Approval inside any Exclusive Non-Colon Product Area, and (B) any Program Diagnostic Product that is a Staging Product that has received FDA Approval and that contains a Program Validated Marker controlled by a Party that was developed for a Screening Product in an Exclusive Non-Colon Product Area inside the Disease Area that includes such Exclusive Non-Colon Product Area.

                           (vi)     BD hereby grants to each of Newco and
TriPath a [*****] and license in the Territory, [*****], under the Becton Dickinson Intellectual Property, to make, use, import, offer to sell and sell any Program Pharmacogenomic Product that has received FDA Approval to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.


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                           (vii)    BD hereby grants to Newco and TriPath a

[*****] right and license in the Territory, [*****], under the Becton Dickinson Intellectual Property to make, use, import, offer to sell and sell (A) any Program Diagnostic Product that is a Screening Product and that has received FDA Approval inside any Exclusive Non-Colon Product Area within the Disease Area [*****] and (B) any Program Diagnostic Product that is a Screening Product for the Disease Area [*****] that has received FDA Approval and that contains a Program Validated Marker controlled by a Party that was developed for a Staging Product in an Exclusive Non-Colon Product Area inside the Disease Area [*****].

                           (viii)   BD hereby grants to each of Newco and
TriPath a [*****] right and license in the Territory, [*****], under the Becton Dickinson Intellectual Property, to make, use, import, offer to sell and sell:

                           (A)      any Program Diagnostic Product that is a
Staging Product [*****] and as an Analyte Specific Reagent ("ASR") product inside any Exclusive Non-Colon Product Area, (B) any Program Diagnostic Product that is a Staging Product [*****] and that contains a Program Validated Marker controlled by a Party that was developed for an Exclusive Non-Colon Product Area as a [*****] and as an ASR product inside the Disease Area that includes such Exclusive Non-Colon Product Area, (C) any Program Diagnostic Product that is a Screening Product [*****] and as an ASR product inside any Exclusive Non-Colon Product Area within the Disease Area [*****], and (D) any Program Diagnostic Product that is a Screening Product [*****] and that contains a Program Validated Marker controlled by a Party that was developed for a Staging Product as a [*****] and as an ASR product inside any Exclusive Non-Colon Product Area within the Disease Area [*****].

                           (ix)     BD hereby grants to each of Newco and
TriPath a [*****] right and license in the Territory, without the right to grant sublicenses except as provided in Section 3.1(f), under the Becton Dickinson Intellectual Property, to make, use, import, offer to sell and sell any Program Pharmacogenomic Product that has not received FDA Approval as a [*****] and as an ASR product to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                  c. Research Use License Relating to [*****]. BD hereby grants to Newco, a worldwide, [*****] right and license, without the right to grant sublicenses, under Becton Dickinson Intellectual Property to make and use Markers to (i) discover and develop Validated Markers relevant to the Disease Area [*****] and (ii) develop, but not to sell or otherwise commercially exploit, Diagnostic Products for use in the Disease Area [*****].

                  d. Commercialization Rights Relating to [*****]. If the BD/Newco Joint Steering Committee determines that Diagnostic Products and/or Pharmacogenomic Products will be developed and commercialized for the Disease Area [*****], then BD shall grant, and does hereby grant, to Newco and TriPath license rights under Becton Dickinson Intellectual Property and license and/or sublicense rights under any intellectual property controlled by BD and necessary to commercialize Diagnostic Products and/or Pharmacogenomic Products for the


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

Disease Area [*****] in accordance with [*****]. Such license and/or sublicense rights shall be specified in an amendment to this Agreement to be prepared and executed promptly [*****].

                  e. Third Party Pharmacogenomic Products. To the extent that BD grants sublicense rights to Newco and TriPath pursuant to Section 2.1(c) of the Newco Sublicense Agreement, BD shall grant, and does hereby grant, license rights to each of Newco and TriPath under Becton Dickinson Intellectual Property for Third Party Pharmacogenomic Products that are commensurate in scope with the sublicense rights granted pursuant to Section 2.1(c) of the Newco Sublicense Agreement. Such license rights shall be specified in an amendment to this Agreement (including without limitation an appropriate amendment to Section 4.2) to be prepared and executed promptly following BD's obtainment of commercialization rights relating to Third Party Pharmacogenomic Products in accordance with the BD/MPI Collaboration Agreement.

                  f. Sublicense Rights Procedure. If Newco, in its sole discretion, determines that it would be advantageous to grant a sublicense of any of the rights sublicensed to Newco in the Newco Sublicense Agreement to secure access to technological or commercialization resources or expertise useful for the development or commercialization of a Program Product, it shall notify the BD/Newco Joint Steering Committee, including in such notice the scope of the proposed sublicense and the names of any proposed sublicensees, [*****].

                  g. Royalties to Third Parties. Notwithstanding anything contained in Sections 3.1(a) and (b) to the contrary, in the event that BD owes a royalty to a third party on the sale by Newco or TriPath or their respective sublicensees of products covered by Becton Dickinson Intellectual Property, BD shall notify Newco and TriPath of such royalty obligation as soon as practicable (and, in any event, no later than 30 days after the execution of the agreement with such third party giving rise to such royalty obligation), including in such notice the pertinent details of the royalty obligation. [*****] or their respective sublicensees, as the case may be, or (B) [*****].

                  h. Further License Grants. In the event that it is determined that Newco and/or TriPath shall have development rights, commercialization rights and/or responsibilities with respect to any Program Diagnostic Product which is a Screening Product and Newco and/or TriPath require(s) additional license rights under the Becton Dickinson Intellectual Property with respect thereto, BD hereby agrees to grant to Newco and/or TriPath a non-exclusive, royalty-free right and license in the Territory, [*****], under the Becton Dickinson Intellectual Property to exercise such commercialization rights and perform such responsibilities.

         Section 3.2       TriPath Grants.

                  a. Research Licenses. TriPath hereby grants to Newco, [*****] right and license in the Territory, [*****], under the TriPath Program Intellectual Property, to (i) make and use Program Candidate Markers and Program Validated Markers in the course of the Research Program [*****] for Newco to undertake BD's responsibilities as set forth in the Research Plan and (ii) make and use Program Validated Markers in the course of the


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Development Program [*****] for Newco to undertake BD's responsibilities as set forth in the Development Program.

                  b.       Product Commercialization Licenses.

                           (i)      TriPath hereby grants to Newco [*****] right
and license in the Territory, [*****] under the TriPath Program Intellectual Property, to make and use (A) any Program Diagnostic Product that has not received FDA Approval for the purpose of Newco providing Reference Laboratory Services inside any Exclusive Non-Colon Product Area, and (B) any Program Diagnostic Product that has not received FDA Approval and that contains a Program Validated Marker controlled by a Party that was developed for an Exclusive Non-Colon Product Area for the purpose of Newco providing Reference Laboratory Services inside the Disease Area that includes such Exclusive Non-Colon Product Area.

                           (ii)     TriPath hereby grants to Newco [*****]right
and license in the Territory, [*****], under the TriPath Program Intellectual Property, to make and use any Program Pharmacogenomic Product that has not received FDA Approval for the purpose of Newco providing Reference Laboratory Services to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                           (iii)    TriPath hereby grants to each of Newco and
BD [*****] right and license in the Territory, [*****], under the TriPath Program Intellectual Property, to make and use (A) any Program Diagnostic Product that has received FDA Approval for the purpose of Newco and BD providing Reference Laboratory Services inside any Exclusive Non-Colon Product Area, and
(B) any Program Diagnostic Product that contains a Program Validated Marker controlled by a Party that was developed for an Exclusive Non-Colon Product Area for the purpose of Newco and BD providing Reference Laboratory Services inside the Disease Area that includes such Exclusive Non-Colon Product Area.

                           (iv)     TriPath hereby grants to each of Newco and
BD [*****] right and license in the Territory, [*****], under the TriPath Program Intellectual Property, to make and use any Program Pharmacogenomic Product that has received FDA Approval for the purpose Newco and BD providing Reference Laboratory Services to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                           (v)      TriPath hereby grants to each of Newco and
BD a [*****] right and license in the Territory, [*****] under the TriPath Program Intellectual Property, to make, use, import, offer to sell and sell (A) any Program Diagnostic Product that is a Staging Product that has received FDA Approval inside any Exclusive Non-Colon Product Area, and (B) any Program Diagnostic Product that is a Staging Product that has received FDA Approval and that contains a Program Validated Marker controlled by a Party that was developed for a Screening Product in an Exclusive Non-Colon Product Area inside the Disease Area that includes such Exclusive Non-Colon Product Area.

                           (vi)     TriPath hereby grants to each of Newco and
BD [*****] right and license in the Territory, [*****] under the TriPath Program Intellectual Property, to make, use,


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import, offer to sell and sell any Program Pharmacogenomic Product that has received FDA Approval to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                           (vii)    TriPath hereby grants to each of Newco and
BD [*****] right and license in the Territory, [*****], under the TriPath Intellectual Property to make, use, import, offer to sell and sell any Program Diagnostic Product that is a Screening Product and that has received FDA Approval inside any Exclusive Non-Colon Product Area within the Disease Area [*****], and (B) any Program Diagnostic Product that is a Screening Product for the Disease Area [*****] that has received FDA Approval and that contains a Program Validated Marker controlled by a Party that was developed for a Staging Product in an Exclusive Non-Colon Product Area inside the Disease Area [*****].

                           (viii)   TriPath hereby grants to each of Newco and
BD [*****] right and license in the Territory, [*****] under the TriPath Program Intellectual Property, to make, use, import, offer to sell and sell:

                           (A)      any Program Diagnostic Product that is a
Staging Product [*****] and as an Analyte Specific Reagent ("ASR") product inside any Exclusive Non-Colon Product Area, (B) any Program Diagnostic Product that is a Staging Product [*****] and that contains a Program Validated Marker controlled by a Party that was developed for an Exclusive Non-Colon Product Area as a [*****] and as an ASR product inside the Disease Area that includes such Exclusive Non-Colon Product Area, (C) any Program Diagnostic Product that is a Screening Product [*****] and as an ASR product inside any Exclusive Non-Colon Product Area within the Disease Area [*****], and (D) any Program Diagnostic Product that is a Screening Product [*****] that contains a Program Validated Marker controlled by a Party that was developed for a Staging Product as a [*****] and as an ASR product inside any Exclusive Non-Colon Product Area within the Disease Area [*****].

                           (ix)     TriPath hereby grants to each of Newco and
BD [*****] and license in the Territory, without the right to grant sublicenses, under the TriPath Program Intellectual Property, to make, use, import, offer to sell and sell any Program Pharmacogenomic Product [*****] and as an ASR product to address any Co-Exclusive Non-Colon Pharmacogenomic Product Opportunity.

                  c. Research Use License Relating to [*****]. TriPath hereby grants to Newco, a worldwide, [*****] right and license, [*****], under TriPath Program Intellectual Property to make and use Markers to (i) discover and develop Validated Markers relevant to the Disease Area [*****] and (ii) develop, but not to sell or otherwise commercially exploit, Diagnostic Products for use in the human disease [*****].

                  d. Commercialization Rights Relating [*****]. If [*****] determines that Diagnostic Products and/or Pharmacogenomic Products will be developed and commercialized for the Disease Area [*****], then TriPath shall grant, and does hereby grant, to each of Newco and BD license rights under TriPath Program Intellectual Property necessary to commercialize


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
 Diagnostic Products and/or Pharmacogenomic Products for the Disease Area [*****]. Such license rights shall be specified in an amendment to this Agreement to be prepared and executed promptly following such determination [*****].

                  e. Third Party Pharmacogenomic Products. To the extent that BD grants sublicense rights to Newco and TriPath pursuant to Section 2.1(c) of the Newco Sublicense Agreement, TriPath shall grant, and does hereby grant,
(i) to Newco license rights under TriPath Program Intellectual Property for Third Party Pharmacogenomic Products that are commensurate in scope with the sublicense rights granted pursuant to Section 2.1(c) of the Newco Sublicense Agreement, and (ii) to BD license rights under TriPath Program Intellectual Property for Third Party Pharmacogenomic Products that are commensurate in scope with the rights retained by BD from the grant of Section 2.1(c) of the Newco Sublicense Agreement. Such license rights shall be specified in an amendment to this Agreement to be prepared and executed promptly following BD's obtainment of commercialization rights relating to Third Party Pharmacogenomic Products in accordance with the BD/MPI Collaboration Agreement.

         Section 3.3 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party.

                                   Article IV
                              Financial Provisions

         Section 4.1 Milestone Payments. To the extent any milestones payments become payable to MPI under Article IV of the BD/MPI Collaboration Agreement, then (i) to the extent such milestone payment becomes payable as a result of receipt of FDA Approval for a Program Product, such milestone payment shall be made by [*****], and (ii) to the extent such milestone payment becomes payable as a result of [*****], on the one hand, and/or [*****], on the other, achieving a certain level of sales with respect to a Program Product, then [*****]. In the event that pursuant to Section 2.4, a third party is granted rights to commercialize any Program Product, [*****] shall determine how [*****] in determining [*****] pursuant to this Section 4.1.

         Section 4.2 Royalty Payments. In addition to any obligations of BD under the BD/MPI Collaboration Agreement or of Newco or TriPath under the Newco Sublicense Agreement, each of BD, TriPath and Newco shall pay to the other royalties as follows:

                  a.       Screening Products; Pharmacogenomic Products.
[*****]:


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                  i.       by BD to Newco or TriPath with respect to each sale
         of any Program Diagnostic Product that is a Screening Product (including a Screening Product which is sold as an ASR or ROU), to each sale of any Program Pharmacogenomic Product, or the provision of any Reference Laboratory Services using any Program Diagnostic Product that is a Screening Product which has received FDA Approval, by BD and its Affiliates and sublicensees, and

                  ii. by Newco and TriPath to BD with respect to each sale of any Program Diagnostic Product that is a Screening Product (including a Screening Product which is sold as an ASR or ROU), each sale of any Program Pharmacogenomic Product, or the provision of any Reference Laboratory Services using any Program Diagnostic Product that is a Screening Product which has received FDA Approval, by Newco, TriPath and their respective Affiliates and sublicensees.

         [*****].

         Notwithstanding the foregoing, the Parties acknowledge and agree that in the event that TriPath and Newco do not make any financial or other contribution to the development of such Screening Product, Program Pharmacogenomic Product or Reference Laboratory Service, Newco shall nonetheless be entitled to a royalty from BD with respect to any Screening Product, Program Pharmacogenomic Product or Reference Laboratory Service described in this
Section 4.2(a); provided, [*****].

                  b. Staging Products. With respect to (i) each sale of any Program Diagnostic Product which is a Staging Product (including a Staging Product which is sold as an ASR or ROU) which is covered by Newco Program Intellectual Property or TriPath Program Intellectual Property by BD and its Affiliates and sublicensees, BD shall pay to Newco or TriPath a royalty equal to [*****] of the Net Sales for such Program Product and (ii) each sale of any Program Diagnostic Product which is a Staging Product (including a Staging Product which is sold as an ASR or ROU) by Newco, TriPath and their respective Affiliates and sublicensees, Newco or TriPath, as the case may be, shall pay to BD a royalty equal to [*****] of the Net Sales for such Staging Product; [*****] (as defined below) of [*****] with respect to the Staging Product, then pursuant to Section 4.2(d), [*****].

         As used herein, the [*****] of a Party with respect to a Staging Product shall mean [*****]. As used herein, the [*****] of a Party for a Staging Product shall mean [*****]. As used herein, the [*****] of a Party for a Staging Product shall mean [*****].

                  c. Reference Laboratory Services. With respect to the provision of any Reference Laboratory Service by Newco and its Affiliates and sublicensees to a third party using any Program Product which has received FDA Approval as a Staging Product, Newco shall pay to BD a royalty equal to [*****] of the Net Sales for such Reference Laboratory Service. With respect to the provision of any Reference Laboratory Service by BD and its Affiliates and sublicensees to a third party using any Program Product which has received FDA Approval as a Staging Product and which is covered by Newco Program Intellectual Property or TriPath Program Intellectual Property, BD shall pay to Newco or TriPath a royalty equal to [*****] of the Net Sales for such Reference Laboratory Service. It is understood and agreed that Newco shall not be obligated to pay any royalty to BD with respect to the Net Sales relating to the

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provision of any Reference Laboratory Services to the extent such Net Sales occur prior to obtaining FDA Approval for the Program Product used in providing such Reference Laboratory Services.

                  d. Revision to Royalty Rates. At the beginning of each Agreement Year, at the request of a Party, [*****] to sales by a Party of any Staging Product or [*****], and (ii) also review any revise, if appropriate, [*****]. In addition, in the event BD shall at any time [*****] any licenses granted by BD hereunder pursuant to Sections 2.7 or 2.9 with respect to any Exclusive Product Area or Co-Exclusive Pharmacogenomic Product Opportunity, either for all purposes or only with respect to a Major Market, then [*****] (in all instances or only in such Major Market, as applicable) with respect to sales of any Program Product relating to such Product Area or product opportunity [*****].

                  e. Sales by Third Parties. i. Notwithstanding anything in this Section 4.2 to the contrary, and subject to clause (e)(ii) below, in the event that pursuant to Section 2.4, a third party is granted rights by [*****], no royalties shall be payable under this Section 4.2 by any Party with respect to sales of the Program Product by such third party, it being the understanding of the Parties, however, that the [*****] at the time such third party is granted such rights, [*****].

                  ii. The Parties acknowledge and agree that in the event that TriPath and Newco have not made any financial or other contribution to the development of any Screening Product, then notwithstanding anything in clause
(e)(i) above to the contrary, Newco and TriPath, collectively, shall receive[*****] of the amounts received by the Parties from such third party in respect of any Screening Product commercialized by such third party.

         Section 4.3 Length of Royalty Payments. The royalties payable under this Article IV shall be paid for so long as a Party is selling a Program Product or providing a Reference Laboratory Service.

         Section 4.4 Royalties Payable Only Once. A Party's obligation to pay royalties under Section 4.2 is imposed only once with respect to the same unit of Program Product or Third Party Pharmacogenomic Product. Except as specifically provided in this Agreement, there shall be [*****].


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         Section 4.5       Royalty Reports and Accounting.

                  a. Royalty Reports; Royalty Payments. BD shall deliver to Newco, and Newco and TriPath shall each deliver to BD, within sixty (60) days after the end of each calendar quarter, reasonably detailed written accountings of Net Sales on Program Products and Third Party Pharmacogenomic Products that are subject to royalty payments for such calendar quarter. Such quarterly reports shall indicate (i) gross sales and Net Sales on a product-by-product basis, and (ii) the calculation of royalties from such Net Sales. When a Party delivers such accounting to another Party, it shall also deliver all royalty payments due under Section 4.2 to the other Party for the calendar quarter.

                  b. Audits. Each of BD, TriPath and Newco shall keep complete and accurate records of the latest three (3) years relating to Net Sales and Sections 4.2, 4.6, 4.7 and 4.8. For the sole purpose of verifying royalties payable hereunder or verifying factual matters relating to any determination to be made by the BD/Newco Joint Steering Committee pursuant to
Section 4.2 (including, without limitation, the conformity of any Party's cost accounting methods and policies to U.S. GAAP), each of BD, TriPath and Newco shall have the right annually, at such Party's expense, to retain an independent, certified public accountant selected by such Party and reasonably acceptable to the other Party, to review such records in the location(s) where such records are maintained by the other Party upon reasonable notice and during regular business hours and under obligations of strict confidence. If a review reflects an underpayment of royalties to either BD or Newco, as the case may be, such underpayment shall be promptly remitted by Newco or TriPath, or by BD, as the case may be, to the other Party, together with interest calculated in the manner provided in Section 4.6 below. If the underpayment is equal to or greater than [*****] of the royalty amount that was otherwise due, the Party which underpaid royalties agrees that it shall pay all of the costs of such review.

         Section 4.6 Currency and Method of Payments; Late Payments. All payments under this Agreement shall be made in United States dollars by transfer to such bank account as BD or Newco may designate from time to time within no more than thirty (30) days of invoice or when such payment is due in accordance with the provisions of this Agreement. Any royalty payments due hereunder with respect to sales outside of the United States shall be payable in U.S. Dollars; provided, however, that if any payment on account of Net Sales is received by BD, Newco or TriPath in a foreign currency, such amount shall be converted monthly to United States funds at the rate published by Reuters on the last Wednesday of the month in which Net Sales occurred (or such other publicly available source as BD may subsequently utilize generally in its currency accounting procedures, in which case BD shall provide notice to Newco and TriPath promptly of any such change). Each of BD, TriPath and Newco shall pay interest to the Party entitled to payment on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the [*****] for the applicable period, or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent. In the event any invoice issued by a Party contains any terms which conflict with the terms of this Agreement, the terms of this Agreement shall prevail.

         Section 4.7 Tax Withholding. Each of BD, TriPath and Newco shall use all reasonable and legal efforts to reduce tax withholding on payments made to the other hereunder.


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Notwithstanding such efforts, if either BD, TriPath or Newco concludes that tax withholdings under the laws of any country are required with respect to payments to another Party, it shall withhold the required amount and pay it to the appropriate governmental authority, and shall promptly provide the other Party with original receipts or other evidence reasonably required and sufficient to allow the other Party to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

         Section 4.8 Blocked Payments. In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for BD, TriPath or Newco to transfer, or have transferred on its behalf, royalties to another Party, such royalties shall be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of thirty (30) days, in a recognized banking institution selected by BD or Newco, as the case may be, and identified in a notice in writing given to the other Party.

                                    Article V
         Intellectual Property Ownership, Protection and Related Matters

         Section 5.1       Ownership and Treatment of Inventions.

                  a. Ownership of Newco Inventions. Newco shall exclusively own all inventions made solely by its employees, agents and/or consultants (or made solely by or jointly with BD's employees, agents and/or consultants (including BD Gene Employees, as such term is defined in the Transitional Services Agreement) performing services under Section 2.1 of the Transitional Services Agreement) in the course of the Development Program ("Newco Inventions"). BD and TriPath shall take all actions reasonably necessary to vest all right, title and interest in and to any and all Newco Inventions in Newco, including, without limitation, executing all documents of assignment related thereto with Newco.

                  b. Inventorship. The determination of inventorship shall be made in accordance with relevant patent laws. In the event of a dispute regarding inventorship, if the Parties are unable to resolve the dispute, mutually acceptable independent patent counsel not regularly employed by any Party shall resolve such dispute.

                  c. Treatment of Newco Inventions and Newco/MPI Joint Inventions. All Newco Inventions will be subject to the provisions of Section 5.1(c) of the Newco Sublicense Agreement, and all Newco/MPI Joint Inventions will be subject to Section 5.1(d) of the Newco Sublicense Agreement.

         Section 5.2       Prosecution and Maintenance of Patent Rights.

                  a. Newco Inventions. Subject to Section 5.1(c) of the Newco Sublicense Agreement, Newco shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents covering Newco Inventions; provided, that in the event that Newco declines the option to file and prosecute any such patent applications or maintain any such patents covering any Newco Invention, it shall give BD reasonable notice to this effect and thereafter BD may, upon written notice to Newco, file and prosecute such patent applications and


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maintain such patents in Newco's name, all at BD's expense, and all such Newco
Inventions shall remain owned exclusively by Newco.

                  b. Costs and Expenses. Newco shall bear its own costs and expenses in preparing, filing, prosecuting, maintaining and extending Newco Program Patent Rights. In addition, (i) Newco shall[*****] , and (ii) [*****] pursuant to Section 5.4(c) of the BD/MPI Collaboration Agreement.

                  c. Newco/MPI Joint Inventions. If, pursuant to Section 5.2(c) of the BD/MPI Collaboration Agreement, BD is the Party with the right to file and prosecute patent applications and maintain patents covering Newco/MPI Joint Inventions, then Newco may instruct BD to exercise its rights to file, prosecute and maintain patent applications and patents, and if so instructed, BD shall perform such filing, prosecution and maintenance only in accordance with written instructions from Newco.

                  d. Cooperation. Each Party agrees to cooperate with the other with respect to the filing, prosecution, maintenance and extension of patents and patent applications pursuant to this Section 5.2, including, without limitation, the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit the other Party to continue any filing, prosecution, maintenance or extension of patents and patent applications that such Party has elected not to pursue, as provided for in Section 5.2.

         Section 5.3       Third Party Infringement.

                  a.       Program Intellectual Property. If, pursuant to
Section 5.5(b) of the BD/MPI Collaboration Agreement, (i) BD is either (A) the Responsible Party, or (B) the other Party when the Responsible Party has failed to institute an infringement suit or take other appropriate action within the time periods specified therein, and (ii) either (A) the Program Patent Right being infringed is a Newco Program Patent Right or a Newco/MPI Joint Program Patent Right or (B) the Program Know-How being used in an unauthorized manner is Newco Program Know-How or Newco/MPI Joint Program Know-How, then Newco may instruct BD to act as such Responsible Party or such other Party when the Responsible Party has failed to act, and BD's activities in any such suit or action under Section 5.5(b) of the BD/MPI Collaboration Agreement shall be in accordance with written instructions from Newco.

                           b.       Becton Dickinson Non-Program Patent Rights.

                  i. Newco and BD each shall notify the other promptly in writing if it becomes aware of any infringement or suspected infringement of any Becton Dickinson Non-Program Patent Rights in the Field (hereinafter "Infringing Activity").

                  ii. BD shall have the sole right, but not the obligation, to institute and pursue such legal proceedings or other action, as it, in its sole discretion, deems appropriate to address such Infringing Activity, at its expense, and shall [*****], in settlement or through a judgment, in all such proceedings or action. However, if, within [*****] of receipt of a written notice pursuant


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to Section 5.3(b)(i) from Newco, BD shall have failed to (i) file a complaint in a court of competent jurisdiction alleging patent infringement, (ii) initiate settlement and/or licensing discussions with the alleged infringer, or (iii) reach a decision with Newco that infringement is not occurring or that no action should be taken to abate the Infringing Activity, then Newco shall have the right, but not the obligation, to institute and pursue such legal proceedings or other action, as it, in its sole discretion, deems appropriate to address such Infringing Activity, at its expense, and shall [*****] , in settlement or through a judgment, in all such proceedings or action.

         Section 5.4       Claimed Invalidity.

         a. Program Patent Rights. If a third party at any time asserts a claim that any Program Patent Right is invalid or otherwise unenforceable, whether as a defense in an infringement action or in an action brought against a Party, the Parties shall address such claim in accordance with Section 5.6(d) of the BD/MPI Collaboration Agreement, provided that, if (i) BD is the Party responsible for responding to such claim as either the Responsible Party or the other Party, and (ii) the Program Patent Right is a Newco Program Patent Right or a TriPath Program Patent Right, then Newco may instruct BD to act as such Party responsible for responding to the claim, and BD's activities in responding to such claim under Section 5.6(d) of the BD/MPI Collaboration Agreement shall be in accordance with written instructions from Newco.

         b. Becton Dickinson Non-Program Patent Rights. If a third party at any time asserts a claim that any Becton Dickinson Non-Program Patent Right is invalid or otherwise unenforceable (an "Invalidity Claim"), whether as a defense in an infringement action brought by Newco or BD pursuant to Section 5.3(b) or in any action brought against Newco or BD, the Parties shall cooperate with each other in preparing and formulating a response to such Invalidity Claim. The Party responsible for responding to such claim, at its sole expense, shall be initially the Responsible Party, subject to the other Party's right, at its sole expense, to assume responsibility if the Responsible Party elects not to do so. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld.

                                   Article VI
                                 Confidentiality

         Section 6.1 Confidential Information. All Confidential Information disclosed by a Party to another Party during the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for FDA Approval or other regulatory approval of products developed by BD or Newco or any of their respective Affiliates or sublicensees, or for the filing, prosecution and maintenance of Patent Rights), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information (as determined by competent documentation):

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                  a.       was known or used by the receiving Party prior to its
date of disclosure to the receiving Party; or

                  b. either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information and not bound by confidentiality obligations to the disclosing party; or

                  c. either before or after the date of the disclosure to the receiving Party is or becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no breach hereof on the part of the receiving Party or its sublicensees; or

                  d. is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

                  e. is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations; provided, that the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

         Section 6.2       Disclosure of Provisions of Agreements.

                  a. Each Party agrees to hold as confidential the terms of this Agreement except that each Party shall have the right to disclose such terms to potential investors and other third parties in connection with financing activities, provided that any such third party has entered into a written obligation with the disclosing Party to treat such information and materials as confidential. At the request of the other Party, the disclosing Party shall use commercially reasonable efforts to enforce such obligations against such third parties.

                  b. In the event that this Agreement shall be included in any report, statement or other document filed by any Party or an Affiliate of any Party with the SEC, such Party inform the other Parties to that effect a reasonable time prior to such filing, shall use, or shall cause its Affiliate, as the case may be, to use, reasonable efforts to obtain confidential treatment from the SEC of any financial information or other information of a competitive or confidential nature, and shall include in such confidentiality request such provisions of this Agreement as may be reasonably requested by the other Party.

         Section 6.3 Employee and Advisor Obligations. BD, TriPath and Newco each agree that they shall provide Confidential Information received from the other Party only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know, provided that such employees, consultants and advisors agree to treat such information and materials as confidential.


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         Section 6.4       Term. All obligations of confidentiality imposed
under this Article VI shall expire [*****] years following termination or expiration of this Agreement.

         Section 6.5 Publications. The Parties acknowledge that scientific lead time is a key element of the value of the Research Program and further agree that scientific publications must be strictly monitored to prevent any adverse effect of the premature publication of results of the Research Program and the Development Program. The Parties shall establish a procedure for publication review and approval and each Party shall first submit to the other Parties an early draft of all such publications, whether they are to be presented orally or in written form, at least [*****] prior to presentation or submission for publication. Each Party shall review each such proposed publication in order to avoid the unauthorized disclosure of a Party's Confidential Information and to preserve the patentability of inventions arising from the Research Program and the Development Program. If, as soon as reasonably possible but no longer than [*****] following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party shall delete such Confidential Information from its proposed publication. If, as soon as reasonably possible but no longer than [*****] following receipt of an advance copy of a Party's proposed publication, the other Party informs such Party that its proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How of such other Party, then such Party shall delay such proposed publication, for up to [*****] from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved. The Parties agree that all publications of results of the Research Program shall acknowledge the contribution of the other Parties and third party collaborators to such results.

                                   Article VII
                              Employees; Transition

         Section 7.1 [*****]. Newco [*****] employment to those employees of BD working in the BD Gene business unit of BD ("BD Gene"). Exhibit B sets forth a list of such employees. Newco [*****] be (i) for positions with responsibilities which are comparable to the responsibilities of such employees in their current position with BD Gene, and (ii) [*****]. Such [*****] Newco not later than thirty (30) days following the Effective Date. Newco agrees that to the extent any BD employees [*****], Newco [*****] persons until at least [*****] of the Effective Date, except for terminations of employment for cause under applicable Newco or TriPath policies. BD will use reasonable efforts to facilitate the transfer of such employees to Newco. Newco acknowledges and agrees that BD makes no assurances or other representations as to the extent to which any such [*****] BD employees.

         Section 7.2 Transition Services. Following the Effective Date, BD shall provide certain transitional services to Newco as set forth in the Transitional Services Agreement.


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                                  Article VIII
                    Representations, Warranties and Covenants

         Section 8.1 Representations of Authority. BD, TriPath and Newco each represents and warrants to the other that as of the date hereof and the Effective Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement. BD, TriPath and Newco each represents and warrants to the other that it has the right to grant the licenses and sublicenses granted pursuant to this Agreement, and that, to the best of its knowledge, it has, as of the date hereof and the Effective Date, access to and the right to use its Know-How necessary to perform its obligations hereunder. BD, TriPath and Newco each represents and warrants that (a) the execution, delivery and performance by it of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and (b) this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable in accordance with its terms.

         Section 8.2 Consents. BD, TriPath and Newco each represents and warrants that all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been obtained.

         Section 8.3 No Conflict. BD, TriPath and Newco each represents and warrants that the execution and delivery of this Agreement, and the performance of such Party's obligations hereunder (including, with respect to Newco, the conduct of the Development Program by it) (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach, or constitute a default (with or without the giving of notice or lapse of time, or both) or require any consent under, any contractual obligations of such Party or any order, judgment or decree to which such Party or any of its assets are bound, except such consents as shall have been obtained prior to the date hereof or the Effective Date.

         Section 8.4 Employee Obligations. Each Party represents and warrants that all of its employees, officers, consultants and advisors who are or will be involved in the Research Program and Development Program have executed or will have executed agreements or have existing obligations under law requiring assignment to such Party of all intellectual property made during the course of and as the result of their association with such Party, and obligating the individual to maintain as confidential any Confidential Information, to the extent required to support such Party's obligations under this Agreement. Each Party represents and warrants that to its knowledge, none of its employees who are or will be involved in the Research Program and Development Program are, as a result of the nature of such programs, in violation of any covenant in any contract with a third party relating to non-disclosure of proprietary information, non-competition or non-solicitation.


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         Section 8.5       Third Party Rights.

                  a. To the knowledge of TriPath and Newco, the performance of Newco's obligations hereunder and the practice by BD under the rights and licenses granted by Newco herein does not and shall not knowingly infringe or conflict with the rights of any third party in respect of Know-How or issued patents or published patent applications owned by such third party. To the knowledge of TriPath and Newco, as of the date hereof and as of the Effective Date, none of the Know-How or Patent Rights owned, controlled or used by Newco that is expected to be utilized by Newco in the Research Program or Development Program is being infringed by any third party. As of the date hereof and as of the Effective Date, there is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of TriPath or Newco, threatened, that challenges the rights of TriPath or Newco in respect of Know-How or Patent Rights owned, controlled or used by Newco.

                  b. To the knowledge of BD, as of the date hereof, the BD Intellectual Property does not infringe or conflict with the rights of any third party in respect of Know-How or issued patents or published patent applications owned by such third party. To the knowledge of BD, as of the date hereof and as of the Effective Date, none of the BD Intellectual Property owned, controlled or used by BD that is expected to be utilized by Newco in the Development Program is being infringed by any third party. As of the date hereof and as of the Effective Date, there is no claim or demand of any person pertaining to, or any proceeding which is pending or, to the knowledge of BD, threatened, that challenges the rights of BD in respect of the BD Intellectual Property.

                  c. TriPath and Newco represents and warrants that, as of the date hereof, Newco owns, free and clear of all encumbrances, or to the knowledge of Newco, has the valid right to use, all Know-How and Patent Rights owned, controlled or used by Newco that are expected to be utilized by Newco in the Research Program and Development Program. To the knowledge of Newco, as of the date hereof, no person or entity has any rights to any of the Know-How or Patent Rights owned, controlled or used by Newco and expected to be utilized by Newco in the Research Program that would limit Newco in the conduct of the Research Program or BD in the practice of its rights and licenses granted by Newco herein.

                  d. BD represents and warrants that, as of the Date hereof, it owns, free and clear of all encumbrances, or to the knowledge of BD, has the valid right to use, all BD Intellectual Property owned, controlled or used by BD.

                  e. TriPath, Newco and BD each represents and warrants that (i) it has taken reasonable precautions (A) to protect its rights in its Know-How and Patent Rights to which it has granted a license herein ("Licensed Intellectual Property") and (B) to maintain the confidentiality of its confidential Licensed Intellectual Property, and (ii) to its knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by its officers, directors, shareholders and employees, the result of which would be to materially compromise its rights to apply for or enforce appropriate legal protection of its Licensed Intellectual Property.

         Section 8.6 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO


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WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND PARTICULARLY THAT PROGRAM
PRODUCTS OR THIRD PARTY PHARMACOGENOMIC PRODUCTS WILL BE SUCCESSFULLY DEVELOPED HEREUNDER, AND IF DEVELOPED, WILL HAVE COMMERCIAL UTILITY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         Section 8.7 Additional TriPath and Newco Representations and Covenants. TriPath represents and warrants that, as of the Effective Date, all of the issued and outstanding capital stock of Newco is owned of record and beneficially by TriPath, free of any encumbrance. TriPath covenants that it will provide Newco with, or otherwise cause Newco to maintain or obtain access to, such equipment, funds, personnel and other resources as may be required to enable Newco to fulfill its obligations hereunder. TriPath and Newco each further covenant that it shall not, without the prior consent of BD, which consent shall not be unreasonably withheld, enter into any transaction or series of transactions (including, without limitation, the issuance of securities of Newco) that would [*****] . In the event that TriPath and/or Newco seeks the consent of BD with respect to [*****], it shall so notify BD in writing and BD shall have thirty (30) days to grant or deny such consent in writing. In the event BD does not respond in writing within such thirty (30) days, BD's consent shall be deemed granted for purposes herein.

         Section 8.8       Additional BD Covenants. BD:

                  (a) represents and warrants that, as of the date hereof, the BD/MPI Collaboration is in full force and effect and that, to the best of its knowledge, it has not failed to meet any of its obligations under such agreement and is not in breach of such agreement.

                  (b) covenants that it will use its best efforts not to breach any of its obligations under the BD/MPI Collaboration Agreement, and shall not terminate the BD/MPI Collaboration Agreement, or make any amendment to or make any elections or decisions under the BD/MPI Collaboration Agreement which would adversely affect Newco or TriPath's rights hereunder or increase Newco or TriPath's obligations hereunder, without the prior written consent of the BD/Newco Joint Steering Committee.

                  (c) covenants that it will notify Newco promptly, but in no event later than seventy-two (72) hours, after receiving any notice from MPI with respect to any failure by BD or Newco to meet any of its obligations under the BD/MPI Collaboration Agreement, including, without limitation, any diligence obligations.


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                                   Article IX
                              Term and Termination

         Section 9.1 Term. This Agreement shall become effective as of the date hereof and may be terminated as set forth in this Article IX or as elsewhere set forth in this Agreement.

         Section 9.2       Survival of Licenses.

                  a. Licenses to BD. Upon the expiration of all Patent Rights of the Newco Program Intellectual Property, the licenses to BD under Newco Program Patent Rights set forth in Section 2.2(c) of the Newco Sublicense Agreement shall be deemed to be perpetual, fully paid up, non-exclusive licenses with respect to all Program Products and Third Party Pharmacogenomic Products. Upon the expiration of all Patent Rights of the TriPath Program Intellectual Property, the licenses to BD under TriPath Program Patent Rights set forth in
Section 3.2 of this Agreement shall be deemed to be perpetual, fully paid-up, non-exclusive licenses with respect to all Program Products and Third Party Pharmacogenomic Products.

                  b. Licenses to Newco. Upon the expiration of all Patent Rights of the Becton Dickinson Intellectual Property, the licenses to Newco under Becton Dickinson Program Patent Rights and Becton Dickinson Non-Program Patent Rights set forth in Section 3.1 that have not previously been terminated in accordance with Section 2.7, Section 2.9 or Section 9.4(b)(i) shall be deemed to be perpetual, fully paid-up, non-exclusive licenses with respect to all Program Products and Third Party Pharmacogenomic Products.

                  c. Licenses to TriPath. Upon the expiration of all Patent Rights of the Becton Dickinson Intellectual Property, the licenses to TriPath under Becton Dickinson Program Patent Rights and Becton Dickinson Non-Program Patent Rights set forth in Section 3.1 that have not previously been terminated in accordance with Section 2.7, Section 2.9 or Section 9.4(b)(i) shall be deemed to be perpetual, fully paid-up, non-exclusive licenses with respect to all Program Products and Third Party Pharmacogenomic Products.


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         Section 9.3       a.       Termination For Material Breach. Upon any
material breach of a material provision of this Agreement by a Party (in such capacity, the "Breaching Party"), BD (in the event that Newco or TriPath is the Breaching Party) or Newco or TriPath (in the event BD is the Breaching Party) (in such capacity, the "Non-Breaching Party") may terminate this Agreement by providing [*****] written notice to the Breaching Party, specifying the material breach. The termination shall become effective at the end of the[*****] period unless (a) the Breaching Party cures such breach during such [*****] period, or
(b) if such breach is not susceptible to cure within [*****] of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure. Notwithstanding the foregoing, if such breach, by its nature, is incurable, the Agreement may be terminated immediately. The Parties shall use reasonable efforts to work together to cure any breach. In the event of a dispute concerning whether a material breach has occurred, the [*****] cure period specified above shall be suspended during the period (not to exceed [*****]) commencing upon the submission of such dispute for resolution to the Executive Officers and continuing until the earlier of the resolution of such dispute and the end of such [*****] period.

                  b. Termination for Bankruptcy, Etc. This Agreement may be terminated by BD in the event either TriPath or Newco, or by TriPath or Newco in the event BD, (i)(A) institutes any proceeding or files a petition commencing a voluntary case for the relief of debtors, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any party hereto or for any substantial part of its property, (B) shall admit in writing its inability to pay its debts generally, (C) shall make a general assignment for the benefit of creditors, or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection; or
(ii) becomes the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the parties hereto or any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur.

         Section 9.4       Effect of Termination.

                  a. General. In the event this Agreement is terminated by a Party, all rights and obligations of the Parties, including performance of work under the Development Program and Newco and TriPath's right to commercialize and develop Program Products, shall cease, except as follows:

                           i. except as set forth in subsection b(i) or b(ii)
below, all licenses set forth in Sections 3.1 and 3.2 of this Agreement and
Section 2.2(c) of the Newco Sublicense Agreement shall survive such termination, subject to continued compliance with the obligations


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related to such licenses, such as the royalty payments, reports, accounting and auditing provisions of Article IV;

                           ii.      all financial obligations under Article IV
owed as of, or which may come due under Section 4.1 hereof following, the effective date of such termination shall remain effective and shall be timely paid;

                           iii.     the right to complete the manufacture and
sale of Program Products which qualify as "work in process" under generally accepted cost accounting standards or which are in stock at the date of termination, and the obligation to pay royalties on Net Sales of such Program Products;

                           iv.      obligations set forth in Article V;

                           v.       obligations regarding confidentiality set
forth in Article VI;

                           vi.      obligations of defense and indemnity set
forth in Section 12.1, and obligations under Section 12.2, which obligations shall continue in full force and effect for an unlimited period;

                           vii.     any cause of action or claim of Newco or BD
accrued or to accrue because of any breach or default by the other party hereunder; and

                           viii.    all other terms, provisions,
representations, rights and obligations contained in this Agreement which by their sense and context are intended to survive termination of this Agreement.

                  b.       Termination of Licenses.

                           i.       If this Agreement is terminated under
Section 9.3(a) and Newco or TriPath is the Breaching Party, or by BD pursuant to
Section 9.3(b), the licenses granted by BD to Newco and TriPath under Section
3.1 shall terminate as of the effective date of such termination, and all sublicenses granted to third parties by Newco pursuant to Section 3.1(f) shall also terminate as of such date.

                           ii.      If this Agreement is terminated under
Section 9.3(a) and BD is the Breaching Party, or by Newco or TriPath pursuant to
Section 9.3(b), the licenses granted by Newco to BD under Section 2.2(c) of the Newco Sublicense Agreement and the licenses granted by TriPath to BD under
Section 3.2 of this Agreement shall terminate, and all sublicenses granted to third parties by BD pursuant to Section 2.2(c) of the Newco Sublicense Agreement and Section 3.2 of this Agreement shall also terminate as of such date.


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                                    Article X
                               Dispute Resolution

         Section 10.1 Alternative Dispute Resolution. Except as otherwise provided herein, if any controversy, claim or dispute arising out of or relating to this Agreement has not been resolved by the Executive Officers within [*****] of referral in accordance with Section 2.1 or any other applicable provisions of this Agreement, or if the Executive Officers fail to meet within such [*****], then either BD or Newco may initiate an Alternative Dispute Resolution ("ADR") proceeding as provided in Exhibit C hereto. The Parties shall have the right to be represented by counsel in such a proceeding.

         Section 10.2 No Limitation. Notwithstanding the foregoing, nothing in this Article X shall be construed as limiting in any way the right of a Party to bring suit with respect to any matter relating to this Agreement or to seek injunctive or other equitable relief from a court of competent jurisdiction with respect to any actual or threatened breach of this Agreement.

                                   Article XI
                                   Conditions

         Section 11.1 Conditions to TriPath and Newco's Obligations. The obligations of TriPath and Newco hereunder shall be subject to the satisfaction of the following conditions:

                  a. The execution and delivery by BD of the Transitional Services Agreement;

                  b. The execution and delivery by BD and MPI of the Newco Sublicense Agreement;

                  c. The approval of Newco and TriPath as [*****] pursuant to the BD/MPI Collaboration Agreement; and

                  d. The execution and delivery by BD of the TriPath License Agreement.

         Section 11.2 Conditions to BD's Obligations. The obligations of BD hereunder shall be subject to the satisfaction of the following conditions:

                  a. The approval of Newco and TriPath as [*****] pursuant to the BD/MPI Collaboration Agreement;

                  b. The execution and delivery by Newco, TriPath and MPI of the Newco Sublicense Agreement;

                  c. The execution and delivery by TriPath and Newco of the Transitional Services Agreement; and


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                  d.       The execution and delivery by TriPath of the TriPath
License Agreement.

                                   Article XII
                            Miscellaneous Provisions

         Section 12.1      Indemnification.

                  a. BD. BD agrees to defend Newco, TriPath and their Affiliates at its cost and expense, and shall indemnify and hold Newco, TriPath and their Affiliates and their respective directors, officers, employees and agents (the "Newco Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by BD of any of its representations, warranties, covenants, or obligations pursuant to this Agreement or (ii) the negligent or wrongful acts of BD. In the event of any such claim against the Newco Indemnified Parties by any third party, Newco shall promptly notify BD in writing of the claim and BD shall manage and control, at its sole expense, the defense of the claim and its settlement. The Newco Indemnified Parties shall cooperate with BD and may, at their option and expense, be represented in any such action or proceeding. BD shall not be liable for any litigation costs or expenses incurred by the Newco Indemnified Parties. In addition, BD shall not be responsible for the indemnification of any Newco Indemnified Party for losses, costs, damages, fees or expenses arising from any negligent or wrongful acts by such party, or as the result of any settlement or compromise by the Newco Indemnified Parties without BD's prior written consent.

                  b. Newco and TriPath. Newco and TriPath agree, jointly and severally, to defend BD and its Affiliates at Newco's and TriPath's cost and expense, and shall indemnify and hold BD and its Affiliates and their respective directors, officers, employees and agents (the "BD Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by Newco or TriPath of any of its representations, warranties, covenants, or obligations pursuant to this Agreement or (ii) the negligent or wrongful acts of Newco or TriPath. In the event of any claim against BD Indemnified Parties by any third party, BD shall promptly notify Newco or TriPath, as the case may be, in writing of the claim and such Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The BD Indemnified Parties shall cooperate with such Party and may, at their option and expense, be represented in any such action or proceeding. Neither Newco nor TriPath shall be liable for any litigation costs or expenses incurred by BD Indemnified Parties. In addition, neither Newco nor TriPath shall be responsible for the indemnification of any BD Indemnified Party for losses, costs, damages, fees or expenses arising from any negligent or wrongful acts by such party, or as the result of any settlement or compromise by BD Indemnified Parties without the prior written consent of Newco or TriPath, as the case may be.

         Section 12.2 Guaranty. TriPath hereby unconditionally guarantees the obligations and liabilities of Newco under this Agreement and the Newco Sublicense Agreement. TriPath hereby acknowledges and agrees that (i) Newco and BD may amend or modify this Agreement, the Transitional Services Agreement or the Newco Sublicense Agreement (excluding any modification of any of TriPath's representations, warranties or covenants contained herein or therein) [*****] and (ii) BD shall be entitled to interact and deal with Newco on all matters relating to this Agreement, the Transitional Services Agreement and the Newco Sublicense Agreement (and any modifications or amendments hereto) without regard to the guaranty made by TriPath hereunder, and that in each such case, the obligations and liabilities of TriPath under this guaranty shall not be released or otherwise affected or impaired as a result thereof.

         Section 12.3 Performance by BD. In the event Newco shall fail to timely perform any obligation owed to BD hereunder, BD may (but shall have no obligation to) perform such obligation on Newco's behalf, and Newco shall [*****] BD in performing such obligation.

         Section 12.4 Governing Law. This Agreement shall be construed and the respective rights of the Parties determined (including in any arbitration proceeding under Article X) according to the substantive laws of the State of Delaware, notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary and without giving effect to the United Nations Convention on Contracts for the International Sale of Goods, the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980, except matters of intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

         Section 12.5 Assignment. Neither TriPath, Newco nor BD may assign this Agreement in whole or in part without the consent of the other Parties, which consent shall not be unreasonably withheld or delayed, provided, however, that subject to Section 8.7, any Party may assign this Agreement without the consent of the other Party if such assignment is in connection with a Change of Control.

         Section 12.6 Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both BD and Newco, except that any amendment or modification relating to any representation, warranty or covenant of TriPath (including without limitation Sections 3.2 or 12.2 of this Agreement) shall require a writing signed by all of the Parties.

         Section 12.7      Notices.

         Notices to BD shall be addressed to:

                    Becton, Dickinson and Company
                    One Becton Drive
                    Franklin Lakes, NJ  07417
                    Telecopy No: 201-847-5361
                    Attn:  Vincent A. Forlenza

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         with a copy to:

                    Becton, Dickinson and Company
                    1 Becton Drive
                    Franklin Lakes, NJ  07417
                    Telecopy No.: 201-848-9228
                    Attn:  General Counsel

         Notices to Newco shall be addressed to:

                    TriPath Oncology, Inc.
                     780 Plantation Drive
                    Burlington, North Carolina  27215
                    Telecopy No.: 336-222-8819
                    Attn:  President

         with a copy to:

                    Palmer & Dodge LLP
                    One Beacon Street
                    Boston, Massachusetts 02108
                    Attention:  Steven N. Farber, Esq.
                    Telecopy No.: 1-617-227-4420
                    (after 11/01/01: 111 Huntington Avenue
                    Boston, Massachusetts  02115)


         Notices to TriPath shall be addressed to:

                    TriPath Imaging, Inc.
                    780 Plantation Drive
                    Burlington, North Carolina  27215
                    Telecopy No.: 336-222-8819
                    Attn: President

         with a copy to:

                    Palmer & Dodge LLP
                    One Beacon Street
                    Boston, Massachusetts 02108
                    Attention:  Steven N. Farber, Esq.
                    Telecopy No.: 1-617-227-4420
                    (after 11/01/01: 111 Huntington Avenue
                    Boston, Massachusetts  02115)

         Any Party may change its address by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

         Section 12.8 Force Majeure. No failure or omission by the Parties in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued after the Effective Date by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

         Section 12.9 Public Announcements. Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon among the Parties in advance of such announcement as set forth herein. Any Party may make such public announcements with respect hereto. The Parties agree that any such announcement shall not contain Confidential Information and, if disclosure of Confidential Information is required by law or regulation, shall make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide the other Parties with a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the others with an advance copy of any public announcement at least [*****] prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement, or the subject matter hereof or thereof, provided that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed. Except as otherwise required by law, the Party whose public announcement has been reviewed shall remove or revise any information the reviewing Party reasonably deems to be inappropriate for disclosure.

         Section 12.10 Independent Contractors. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for any Party to act as agent for the others. The Development Program Directors shall remain employees of BD or Newco, as the case may be.

         Section 12.11 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

         Section 12.12 Headings. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.


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         Section 12.13     No Implied Waivers; Rights Cumulative. No failure on
the part of Newco or BD to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         Section 12.14 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

         Section 12.15 Execution in Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         Section 12.16 No Consequential Damages. In no event shall a Party be liable to any other Party for any special, consequential, indirect or incidental damages or losses arising out of or in connection with this Agreement, including without limitation, loss of profits or revenues, whether such claim is based upon breach of contract, breach of warranty, negligence, strict liability in tort or any other theory of relief or whether or not such Party is informed in advance of the possibility of such damages or losses.

         Section 12.17 No Third Party Beneficiaries. Neither this Agreement nor any provision hereof nor any other document delivered pursuant hereto is intended to create any right, claim or remedy in favor of any person or entity, other than the Parties and their respective successors and permitted assigns.


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

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

                               TRIPATH IMAGING, INC.



                               By:    /s/ Paul R. Sohmer, M.D.
                                  ---------------------------------------------
                               Name:  Paul R. Sohmer, M.D.
                               Title: President and Chief Executive Officer


                               TRIPATH ONCOLOGY, INC.



                               By:    /s/ Paul R. Sohmer, M.D.
                                  ---------------------------------------------
                               Name:  Paul R. Sohmer, M.D.
                               Title: President


                               BECTON, DICKINSON AND COMPANY



                               By:    /s/ Vincent A. Forlenza
                                  ---------------------------------------------
                               Name:  Vincent A. Forlenza
                               Title: Sr. Vice President- Technology, Strategy
                                        and Development


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

                                    EXHIBIT A

                                DEVELOPMENT PLAN


                                    [*****]



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                                    EXHIBIT B

                                LIST OF EMPLOYEES


                                    [*****]



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                                    EXHIBIT C

                    ALTERNATIVE DISPUTE RESOLUTION PROCEDURES


         [*****]



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